Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT CONTRACT

This Amended and Restated Employment Contract (this “Agreement”), entered into and effective as of July 31, 2018 (the “Effective Date”), is by and among Orthofix AG, a company organized under the laws of Switzerland (the “Company”), Davide Bianchi, an individual (the “Executive”), born on January 14, 1965, and, solely for purposes of Sections 5.1., 5.2, 6.1(b) and 7.4 hereof, Orthofix International N.V., a company organized under the laws of Curacao and the ultimate parent of the Company (“Parent”).

PRELIMINARY STATEMENTS

A.   Executive currently serves as Parent’s President, Extremity Fixation pursuant to an Amended Employment Contract, entered into and effective as of September 7, 2016, between Executive and Parent (the “Existing Employment Agreement”), which Existing Employment Agreement is attached hereto as Exhibit C and is being replaced and superseded by this Agreement.

B.   Executive, the Company and Parent desire to amend and restate the Existing Employment Agreement to reflect the terms described herein, including that effective as of the date of this Agreement, Executive shall cease to be employed by Parent and shall henceforth be employed again by the Company pursuant to the terms of this Agreement.

C.   The Company and the Executive have entered into a Non-Competition Agreement, signed on November 26, 2013 (the “Non-Competition Agreement”), which Non-Competition Agreement is attached hereto as Exhibit B, and which will remain in full force and effect after the Effective Date.

D.   The Executive and Parent have also entered into a Change in Control and Severance Agreement, dated as of September 7, 2016 (the “Severance Agreement”), which Severance Agreement will also remain in full force and effect after the Effective Date.

E.   Capitalized terms used herein and not otherwise defined have the meaning for them set forth on Exhibit A attached hereto and incorporated herein by reference.

The parties, intending to be legally bound, hereby agree as follows:

I.   EMPLOYMENT AND DUTIES

1.1   Duties. The Company employs the Executive, and the Company and the Executive agree that Executive’s employment by the Company shall prospectively be governed by the terms and conditions set forth herein. As of the date hereof, Executive’s title within the Company Group is “President of Global Orthofix Extremities”. The Executive shall continue to have such power and authority and perform such duties, functions and responsibilities as are associated with and incident to his position, and as the Company Group and the Board may from time to time require of him. The Executive continues to agree to serve, if elected, as an officer or director of any other member of the Company Group, in each such case at no compensation in addition to that provided for in this Agreement, but the Executive serves in such positions solely as an accommodation to the Company and such positions shall grant him no rights hereunder (including for purposes of the definition of Good Reason).

1.2   Services. During the Term (as defined in Section 1.3), and excluding any periods of vacation, sick leave or disability, the Executive agrees to dedicate his regular work hours fully to the Company and the Company Group, spare time work shall not conflict with the business interest of the Company and the Company Group.

1.3   Term of Employment. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (1) termination by either party in accordance with the terms of this Agreement or (2) automatically (a) at the end of the month in which the Executive reaches the legal retirement age (currently age 65) or (b) at the end of the day on which the Executive receives an early retirement pension or a full pension for disability (the “Term”).

1.4   Place of Performance. During the Term, the Executive’s primary business office shall be his home residence in Switzerland, provided, however, that Executive shall also from time-to-time perform services from the Company Group’s offices in Lewisville, Texas and Verona, Italy, and from such other locations as are agreed by the Company and the Executive.

1.5   Working Hours. Regular working hours are 40 hours per week (Monday through Friday). Nevertheless, the demands of the Executive’s position may require him to work irregular hours and the Executive undertakes to work such irregular hours, at the request of the Company. To that end, the Executive agrees, in accordance with business requirements as well as legal limits, to work overtime as well as to work on Sundays and bank holidays. Upon request of the overtime, the Company has to consider the business needs as well as the rights of the Executive. Overtime is covered inside the remuneration package.

II.   COMPENSATION

2.1   General. The base salary and Incentive Compensation (as defined in Section 2.3) payable to the Executive hereunder, as well as any stock-based compensation, including stock options, stock appreciation rights and restricted stock grants, shall be determined from time to time by the Board or the Compensation Committee and paid pursuant to the Company’s then-applicable payroll practices or in accordance with the terms of the applicable Plans (as defined in Section 2.4). The Company shall pay the Executive in cash (in Swiss Francs), in accordance with the then-applicable payroll practices of the Company, the base salary and Incentive Compensation set forth below. For the avoidance of doubt, in providing any compensation payable in stock, the Company may withhold, deduct or collect (or cause to be withheld, deducted or collected) from the compensation otherwise payable or issuable to the Executive a portion of such compensation to the extent required to comply with applicable tax laws to the extent such withholding is not made or otherwise provided for pursuant to the agreement governing such stock-based compensation.

2.2   Base Salary. The Executive’s base salary will be set no less than annually by the Board or the Compensation Committee. As of the Effective Date, the Executive’s annual base salary is CHF 400,000 gross, payable in 12 monthly installments of CHF 33,333.33 gross per month.

2.3   Bonus or other Incentive Compensation. With respect to each fiscal year of the Company during the Term, the Executive shall be eligible to receive annual bonus compensation under Parent’s Executive Annual Incentive Plan or any successor plan (the “Bonus Plan”), as determined by the Board or the Compensation Committee, based on the achievement of goals established by the Board or the Compensation Committee from time to time (the “Goals”). For the portion of the 2018 calendar year following the Effective Date, the Executive’s target bonus opportunity under the Bonus Plan shall be 70% of his current base salary with an opportunity to earn a maximum bonus of 105% of his current base salary. The amount of any actual payment for 2018 and any subsequent year will depend upon the achievement (or not) of the Goals established by the Board. Amounts payable under the Bonus Plan shall be determined by the Board and shall be paid following such fiscal year and no later than two and one-half months after the end of such fiscal year. In addition, the Executive shall be eligible to receive such additional bonus or incentive compensation as the Board or the Compensation Committee may establish from time to time in its sole discretion. Any bonus or incentive compensation under this Section 2.3 under the Bonus Plan or otherwise is referred to herein as “Incentive Compensation.” For the avoidance of doubt, stock-based compensation pursuant to Section 2.4 shall not be considered as Incentive Compensation pursuant to this Section 2.3 or as part of the base salary pursuant to Section 2.2 of this Agreement.

2.4   Stock Compensation. The Executive shall be eligible to receive stock-based compensation, whether stock options, stock appreciation rights, restricted stock grants or otherwise, under Parent’s 2012 Long Term Incentive Plan or other stock-based compensation plans as Parent may establish from time to time, as such plans may be amended and restated from time to time (collectively, the “Plans”). The Executive shall be considered for such grants no less often than annually as part of the Board’s and/or the Compensation Committee’s annual compensation review, but any such grants shall be at the sole discretion of the Board and/or Compensation Committee.

2.5   Car Allowance. The Executive shall receive an annual car allowance to the extent provided for under any applicable Company policy and approved by the Board and/or Compensation Committee.

III.   EMPLOYEE BENEFITS

3.1   General. So long as the Executive is employed by the Company pursuant to this Agreement, he shall be eligible for the following benefits to the extent available to senior executives of the Company or by virtue of his position, tenure, salary and other qualifications. Any eligibility shall be subject to and in accordance with the terms and conditions of the Company’s or Parent’s benefits policies and applicable plans (including as to deductibles, premium sharing, co-payments or other cost-splitting arrangements).

3.2   Savings and Retirement Plans. The Executive shall be entitled to participate in, and enjoy the benefits of, all savings, pension, salary continuation and retirement plans, practices, policies and programs available to senior executives of the Company. The premium contribution to the corporate pension scheme of the Company is compliant with the requirement of the Swiss Occupational Pension Legislation BVG (Berufsvorsorgegesetz). The annual premium depends on the amount of the salary and the age of the

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Employee. Two thirds of the premium is paid by the Company and one third by the Employee. The Employee’s contribution is deducted from his salary. In addition, the Employee will receive further a voluntary contribution to the 3rd column in the amount of CHF 6,768 per annum.

3.3   Welfare and Other Benefits.

(a)   The Executive and/or the Executive’s eligible dependents, as the case may be, shall be entitled to participate in, and enjoy the benefits of, all welfare benefit plans, practices, policies and programs available to senior executives of the Company.

(b)   In the event that Executive is unable to perform his duties under this Agreement due to illness, the Executive shall receive his salary according to the terms and conditions of the insurance for loss of earnings due to illness, which is covered by the Company. If insurance for loss of earnings due to illness has not been entered into, the continuation of pay shall be determined by Art. 324a of the Swiss Code of Obligations.

(c)   The Company (or Parent) shall take out accident insurance for the employee according to Swiss law pursuant to the terms offered by the Company.

3.4   Vacation. The Executive shall be entitled to 5 weeks paid vacation (25 working days) per calendar year, in addition to bank and other public holidays. If the Executive’s employment begins or terminates during a calendar year, his entitlement to holidays shall be pro-rata temporis. The Company shall be entitled to require the Executive to take holiday at its request and may also refuse to allow him to take holiday in circumstances where it would be inconvenient to the business. The Company reserves the right to refuse holiday up to and including the day before the holiday is due to be taken. In the event the Company exercises such right to refuse holiday, the Company \will reimburse the Executive for all prepaid, nonrefundable costs or penalties associated with the cancellation.

3.5   Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in performing his duties under this Agreement. Reimbursement of the Executive for such expenses will be made upon presentation to the Company of expense vouchers that are in sufficient detail to identify the nature of the expense, the amount of the expense, the date the expense was incurred and to whom payment was made to incur the expense, all in accordance with the expense reimbursement practices, policies and procedures of the Company.

3.6   Key Man Insurance. Parent and/or the Company shall be entitled to obtain a “key man” or similar life or disability insurance policy on the Executive, and neither the Executive nor any of his family members, heirs or beneficiaries shall be entitled to the proceeds thereof. Such insurance shall be available to offset any payments due to the Executive in accordance with Section 5.1 of this Agreement due to his death or Disability.

IV.   TERMINATION OF EMPLOYMENT

4.1   Termination by Mutual Agreement. The Executive’s employment may be terminated at any time during the Term by mutual written agreement of the Company and the Executive.

4.2   Death. The Executive’s employment hereunder shall terminate upon his death.

4.3   Disability. In the event the Executive incurs a Disability, the Executive may terminate his employment during the Term by delivering a Notice of Termination (as defined in Section 4.7) to the Company 30 days in advance of the date of termination.

4.4   Good Reason; Cause. The Executive may terminate his employment at any time during the Term for Good Reason, and the Company may terminate the Executive’s employment at any time during the Term for Cause, in each case by delivering a Notice of Termination to the other party 30 days in advance of the date of termination.

4.5   Termination without Cause by the Company. The Company may terminate the Executive’s employment at any time during the Term without Cause by delivering to the Executive a Notice of Termination 6 months in advance of the date of termination; provided that as part of such notice the Company may request that the Executive immediately tender the resignations contemplated by Section 4.8 and otherwise cease performing his duties hereunder. The date of termination shall be the date set forth in the Notice of Termination.

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4.6   Termination without Good Reason by the Executive. The Executive may voluntarily terminate his employment at any time during the Term by delivering to the Company a Notice of Termination 6 months in advance of the date of termination (a “Voluntary Termination”). For purposes of this Agreement, a Voluntary Termination shall not include a termination of the Executive’s employment by reason of death or Disability or for Good Reason, but shall include voluntary termination upon retirement in accordance with Parent’s retirement policies and/or applicable law. A Voluntary Termination shall not be considered a breach or other violation of this Agreement.

4.7   Notice of Termination. Any termination of employment under this Agreement by the Company or the Executive requiring a notice of termination shall require delivery of a written notice by one party to the other party (a “Notice of Termination”). A Notice of Termination must indicate the specific termination provision of this Agreement relied upon and the date of termination. The date of termination specified in the Notice of Termination shall comply with the time periods required under this Article IV, and may in no event be earlier than the date such Notice of Termination is delivered to or received by the party getting the notice. No Notice of Termination under Section 4.4 shall be effective until the applicable cure period, if any, shall have expired without the Company or the Executive, respectively, having corrected the event or events subject to cure to the reasonable satisfaction of the other party. The terms “termination” and “termination of employment,” as used herein are intended to mean a termination of employment which constitutes a “separation from service” under Section 409A.

4.8   Resignations. Upon ceasing to be an employee of the Company for any reason, or earlier upon request by the Company pursuant to Section 4.5, the Executive agrees to immediately tender written resignations to applicable Company Group entities with respect to all officer and director positions he may hold at that time with any such member of the Company Group.

V.   PAYMENTS ON TERMINATION

5.1   Death; Disability; Resignation for Good Reason; Termination without Cause. If at any time during the Term the Executive’s employment with the Company is terminated due to his death, resignation for Disability or Good Reason or termination by the Company without Cause, the Executive shall be entitled to the payment and benefits set forth in Sections 3 or 4 of the Severance Agreement, as and to the extent applicable, and subject to all terms, conditions and requirements set forth in the Severance Agreement.

5.2   Termination for Cause; Voluntary Termination. If at any time during the Term the Executive’s employment with the Company is terminated by the Company for Cause or by the Executive pursuant to a Voluntary Termination, the Executive shall be entitled to only the following:

(a)   any unpaid base salary and accrued unpaid vacation then owing through the date of termination, which amounts shall be paid to the Executive within 30 days of the date of termination.

(b)   whatever rights, if any, that are available to the Executive upon such a termination pursuant to the Plans or any award documents related to any stock-based compensation such as stock options, stock appreciation rights or restricted stock grants. This Agreement does not grant any greater rights with respect to such items than provided for in the Plans, the Severance Agreement or the applicable award documents in the event of any termination for Cause or a Voluntary Termination.

5.3   Social Security. The Executive and the Company shall each pay half of the contributions which are owed as a matter of law for AHV (Old Age and Survivors’ Insurance), IV (Invalidity Insurance), EO (Loss of Earnings) and ALV (Unemployment Insurance). The Executive’s contributions shall be deducted by the Company from his gross salary.

VI.   PROTECTIVE PROVISIONS

6.1   Noncompetition.

(a)   Without the prior written consent of the Board (which may be withheld in the Board’s sole discretion), so long as the Executive is an employee of the Company or any other member of the Company Group, the Executive agrees that he shall not anywhere in the Prohibited Area, for his own account or the benefit of any other, engage or participate in or assist or otherwise be connected with a Competing Business. For the avoidance of doubt, the Executive understands that this Section 6.1 prohibits the Executive from acting for himself or as an officer, employee, manager, operator, principal, owner, partner, shareholder, advisor, consultant of, or lender to, any individual or other Person that is engaged or participates in or carries out a Competing Business or is actively planning or preparing to enter into a Competing Business. The parties agree that such prohibition shall not apply to the Executive’s passive ownership of not more than 5% of a publicly-traded company. In the

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case of any violation of this non-competition clause, the Executive shall pay to the Company liquidated damages in the amount of CHF 33,333.33 for each instance of violation. The payment of liquidated damages shall not discharge the Executive from observing this non-competition covenant. In addition to the payment of liquidated damages and further damages incurred by the Company, the Company shall have the right to request the termination of any of the Executive’s activities which violate this non-competition covenant.

(b)   In addition to the obligations described in Section 6.1(a) hereof (which obligations apply with respect to the period during which Executive is an employee of the Company), Executive shall also remain bound after the date hereof by the terms of the Non-Competition Agreement. In connection with the foregoing and notwithstanding anything in this Agreement to the contrary, the Executive, the Company and Parent expressly agree and confirm that effective as of the date of this Agreement, (i) all rights and obligations of Parent under the Non-Competition Agreement have been assigned back (and Executive consents to such assignment) to the Company, (ii) the Non-Competition Agreement remains in full force and effect, with the “Employment Relationship” referenced in the Non-Competition Agreement being deemed to have continued (and to be uninterrupted) for purposes of the Non-Competition Agreement following the transition as of the date of this Agreement of the Executive’s employment from Parent to the Company, (iii) the Company has satisfied all payment obligations under Section 3 of the Non-Competition Agreement, and (iv) in the event that Executive’s employment hereunder is terminated by the Company without Cause or as a result of Executive’s resignation for Good Reason, the Company shall have been deemed to have satisfied all payment and remuneration obligations referenced in Section 5 of the Non-Competition Agreement and the “Option” referenced in the Non-Competition Agreement shall be deemed to be exercised and fully paid-up thereunder.

6.2   No Solicitation or Interference. So long as the Executive is an employee of the Company or any other member of the Company Group (other than while an employee acting solely for the express benefit of the Company Group) and for a twelve-month period thereafter, the Executive shall not, whether for his own account or for the account or benefit of any other Person, throughout the Prohibited Area:

(a)   request, induce or attempt to influence (i) any customer of any member of the Company Group to limit, curtail, cancel or terminate any business it transacts with, or products or services it receives from or sells to, or (ii) any Person employed by (or otherwise engaged in providing services for or on behalf of) any member of the Company Group to limit, curtail, cancel or terminate any employment, consulting or other service arrangement with, any member of the Company Group. Such prohibition shall expressly extend to any hiring or enticing away (or any attempt to hire or entice away) of any employee or consultant of the Company Group.

(b)   solicit from or sell to any customer any products or services that any member of the Company Group provides or is capable of providing to such customer and that are the same as or substantially similar to the products or services that any member of the Company Group sold or provided while the Executive was employed with the Company.

(c)   contact or solicit any customer for the purpose of discussing (i) services or products that are competitive with and the same or closely similar to those offered by any member of the Company Group or (ii) any past or present business of any member of the Company Group.

(d)   request, induce or attempt to influence any supplier, distributor or other Person with which any member of the Company Group has a business relationship to limit, curtail, cancel or terminate any business it transacts with any member of the Company Group.

(e)   otherwise interfere with the relationship of any member of the Company Group with any Person which is, or within one-year prior to the Executive’s date of termination was, doing business with, employed by or otherwise engaged in performing services for, any member of the Company Group.

6.3   Confidential Information. During the period of the Executive’s employment with the Company or any member of the Company Group and at all times thereafter, the Executive shall hold in secrecy for the Company all Confidential Information that may come to his knowledge, may have come to his attention or may have come into his possession or control while employed by the Company (or otherwise performing services for any member of the Company Group). Notwithstanding the preceding sentence, the Executive shall not be required to maintain the confidentiality of any Confidential Information which (a) is or becomes available to the public or others in the industry generally (other than as a result of disclosure or inappropriate use, or caused, by the Executive in violation of this Section 6.3) or (b) the Executive is compelled to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena. Except as expressly required in the performance of his duties to the Company under this Agreement, the Executive shall not use for his own benefit or disclose (or permit or cause the disclosure of) to any Person, directly or indirectly, any Confidential Information unless such use or disclosure has been

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specifically authorized in writing by the Company in advance. During the Executive’s employment and as necessary to perform his duties under Section 1.1, the Company will provide and grant the Executive access to certain Confidential Information. The Executive recognizes that any Confidential Information is of a highly competitive value, will include Confidential Information not previously provided the Executive and that Confidential Information could be used to the competitive and financial detriment of any member of the Company Group if misused or disclosed by the Executive. The Company promises to provide access to Confidential Information only in exchange for the Executive’s promises contained herein, expressly including the covenants in Sections 6.1, 6.2 and 6.4.

6.4   Inventions.

(a)   The Executive shall promptly and fully disclose to the Company any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable (“Inventions”), that the Executive conceives of or first actually reduces to practice, either solely or jointly with others, during the Executive’s employment with the Company or any other member of the Company Group, and that relate to the business now or thereafter carried on or contemplated by any member of the Company Group or that result from any work performed by the Executive for any member of the Company Group.

(b)   The Executive acknowledges and agrees that all Inventions shall be the sole and exclusive property of the Company (or member of the Company Group) and are hereby assigned to the Company (or applicable member of the Company Group). During the term of the Executive’s employment with the Company (or any other member of the Company Group) and thereafter, whenever requested to do so by the Company, the Executive shall take such action as may be requested to execute and assign any and all applications, assignments and other instruments that the Company shall deem necessary or appropriate in order to apply for and obtain letters patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to the Company (or any other member of the Company Group) or their nominees the sole and exclusive right, title and interest in and to such Inventions.

(c)   The Company acknowledges and agrees that the provisions of this Section 6.4 do not apply to an Invention: (i) for which no equipment, supplies, or facility of any member of the Company Group or Confidential Information was used; (ii) that was developed entirely on the Executive’s own time and does not involve the use of Confidential Information; (iii) that does not relate directly to the business of any member of the Company Group or to the actual or demonstrably anticipated research or development of any member of the Company Group; and (iv) that does not result from any work performed by the Executive for any member of the Company Group.

6.5   Return of Documents and Property. Upon termination of the Executive’s employment for any reason, the Executive (or his heirs or personal representatives) shall immediately deliver to the Company (a) all documents and materials containing Confidential Information (including without limitation any “soft” copies or computerized or electronic versions thereof) or otherwise containing information relating to the business and affairs of any member of the Company Group (whether or not confidential), and (b) all other documents, materials and other property belonging to any member of the Company Group that are in the possession or under the control of the Executive.

6.6   Reasonableness; Remedies. The Executive acknowledges that each of the restrictions set forth in this Article VI are reasonable and necessary for the protection of the Company’s business and opportunities (and those of the Company Group) and that a breach of any of the covenants contained in this Article VI would result in material irreparable injury to the Company and the other members of the Company Group for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Accordingly, the Company and any member of the Company Group shall be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as all other remedies to which any member of the Company Group may be entitled, at law, in equity or otherwise, without the need for the posting of a bond or by the posting of the minimum bond that may otherwise be required by law or court order.

6.7   Extension; Survival. The Executive and the Company agree that the time periods identified in this Article VI will be stayed, and the Company’s obligation to make any payments or provide any benefits under Article V shall be subject to a right of set-off, during the period of any breach or violation by the Executive of the covenants contained herein. The parties further agree that this Article VI shall survive the termination or expiration of this Agreement for any reason. The Executive acknowledges that his agreement to each of the provisions of this Article VI is fundamental to the Company’s willingness to enter into this Agreement and for it to provide for the severance and other benefits described in Article V, none of which the Company was required to do prior to the date hereof. Further, it is the express intent and desire of the parties for each provision of this Article VI to be enforced to the fullest extent permitted by law. If any part of this Article VI, or any provision hereof, is deemed illegal, void, unenforceable or overly broad (including as to time, scope and geography), the parties express desire is that such provision be reformed to the fullest extent possible to ensure its enforceability or if such reformation is deemed impossible then such provision shall be severed from this Agreement, but the remainder of this Agreement (expressly including the other provisions of this Article VI) shall remain in full force and effect.

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VII.   MISCELLANEOUS

7.1   Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent via recognized overnight delivery service (e.g., FedEx, UPS, or DHL), all courier charges prepaid, or sent via confirmed e-mail or facsimile to the other party at its address set forth below in this Section 7.1, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered, or one business day after it is sent via overnight delivery service or via confirmed e-mail or facsimile, as the case may be, to the following address:

If to the Company:

Orthofix AG
c/o ALLconsult Services Armin L. Landtwing
Bundesstrasse 3
6302 Zug
E-mail: armin.landtwing@allconsult.ch

With copies to, which shall not constitute notice, to:

Orthofix Legal Department
Attn: J. Brent Alldredge
3451 Plano Parkway
Lewisville, Texas 75056
E-mail: brentalldredge@orthofix.com

If to the Executive:

Davide Bianchi
Chemin du Mont Blanc 4
1272 Genolier, Switzerland
E-mail: davidebianchi@orthofix.it

7.2   Legal Fees.

(a)   The Company shall pay all reasonable legal fees and expenses of the Executive’s counsel in connection with the preparation and negotiation of this Agreement.

(b)   Any and all disputes arising from the employment relationship between the Company and the Executive, shall be settled exclusively by arbitration to be governed by ICC Rules (International Chamber of Commerce) and resolved by three (3) arbitrators appointed as follows: The Company shall jointly appoint one (1) arbitrator, the Executive shall appoint one (1) arbitrator and the third arbitrator shall be appointed by the already appointed arbitrators. The place of arbitration shall be Zug, Switzerland, and shall be conducted in the English language.

7.3   Severability. If an arbitrator or a court of competent jurisdiction determines that any term or provision hereof is void, invalid or otherwise unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such arbitrator or court shall replace such void, invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the void, invalid or unenforceable term or provision. For the avoidance of doubt, the parties expressly intend that this provision extend to Article VI of this Agreement.

7.4   Entire Agreement; Superseding Effect. This Agreement shall supersede the Existing Employment Agreement as of the Effective Date, and from and after such Effective Date the Existing Employment Agreement shall be of no further force or effect. Executive’s service as an employee and officer of the Company Group shall be uninterrupted by the termination of the Existing Employment Agreement and the effectiveness of this Agreement (i.e., Executive will remain seamlessly employed within the Company Group), and such termination of the Existing Employment Agreement and effectiveness of this Agreement shall not cause any severance payment or other termination-related payment or right to accrue pursuant to the Existing Employment Agreement or otherwise. For the avoidance of doubt, any accrued vacation that Executive has earned under the Existing Employment Agreement shall be fully transferred to Executive’s employment relationship with the Company under this Agreement, and Executive’s service to the Company Group under the Plans shall be deemed uninterrupted. Parent and Executive agree that (a) the termination of the Existing Employment Agreement and effectiveness of this Agreement shall not (i) constitute a termination of Executive’s employment for

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purposes of the Severance Agreement, (ii) constitute or give rise to “Non-CiC Period Good Reason” or “CiC Period Good Reason” for purposes of the Severance Agreement, or (iii) otherwise cause any amount to become due or payable (or give rise to any other right or obligation that would arise upon a termination of Executive’s employment) under the Severance Agreement, and (b) from and after the Effective Date, all references in the Severance Agreement to the “Employment Agreement” shall prospectively be deemed to refer to this Agreement (as this Agreement may be amended or modified from time to time in accordance with its terms). Subject to the foregoing, this Agreement, together with the Severance Agreement and the Non-Competition Agreement, represents the entire agreement among the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings among the Company, Parent and the Executive relating to the Executive’s employment by the Company. Nothing in this Agreement shall modify or alter any indemnity agreement between Parent (or the Company) and the Executive or alter or impair any of the Executive’s rights under the Plans or related award agreements. In the event of any conflict between this Agreement and any other agreement between the Executive and the Company (or any other member of the Company Group), this Agreement shall control.

7.5   Amendment; Modification. This Agreement may be amended at any time only by mutual written agreement of the Executive and the Company; provided, however, that, notwithstanding any other provision of this Agreement or the Plans (or any award documents under the Plans), the Company may reform this Agreement, the Plans (or any award documents under the Plans) or any provision thereof (including, without limitation, an amendment instituting a six-month waiting period before a distribution) or otherwise as contemplated by Section 7.16 below.

7.6   Withholding. The Company and Parent shall be entitled to withhold, deduct or collect or cause to be withheld, deducted or collected from payment any amount of withholding taxes required by law, statutory deductions or collections with respect to payments made to the Executive in connection with his employment, termination (including Article V) or his rights hereunder, including as it relates to stock-based compensation.

7.7   Representations.

(a)   The Executive hereby represents and warrants to the Company and Parent that (i) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company and Parent, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

(b)   The Company and Parent hereby represent and warrant to the Executive that (i) the execution, delivery and performance of this Agreement by the Company and Parent do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which the Company or Parent is a party or by which they are bound and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company and Parent, enforceable in accordance with its terms.

7.8   Governing Law; Jurisdiction. This Agreement is subject to Swiss law. Except as otherwise provided in Section 7.2, all actions or proceedings arising out of this Agreement shall exclusively be heard and determined in courts in Zug, Switzerland having appropriate jurisdiction. The parties expressly consent to the exclusive jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein or any claim for forum nonconveniens.

7.9   Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by the Executive, the Company, Parent, and their respective heirs, executors, administrators, legal representatives, successors, and assigns. All references herein to the Company or to Parent shall include the Company’s or Parent’s (respectively) successors and assigns. In the event of any assignment of this Agreement by the Company or Parent, the assigning entity shall remain primarily liable for its obligations hereunder. The Executive expressly acknowledges that the members of the Company Group (and their successors and assigns) are third-party beneficiaries of this Agreement and may enforce this Agreement on behalf of themselves, the Company or Parent. All parties agree that there are no third-party beneficiaries to this Agreement other than as expressly set forth in this Section 7.9.

7.10   Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries, dependents or legal representatives without the Company’s prior written consent; provided, however, that nothing in this Section 7.10 shall preclude (a) the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or (b) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the Person(s) entitled thereto.

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7.11   No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation in favor of any third party, or to execution, attachment, levy or similar process or assignment by operation of law in favor of any third party, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

7.12   Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

7.13   Construction. The headings of articles or sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. References to days found herein shall be actual calendar days and not business days unless expressly provided otherwise.

7.14   Counterparts. This Agreement may be executed by any of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

7.15   Effectiveness. This Agreement shall be effective as of the Effective Date when signed by the Executive, the Company and Parent.

7.16   Code Section 409A.

(a)   Although the parties hereto do not expect payments hereunder to be subject to U.S. income taxation, in the event such U.S. income taxation were to apply to any payments hereunder, it is the intent of the parties that payments and benefits under this Agreement comply with Section 409A and, accordingly, to interpret, to the maximum extent permitted, this Agreement to be in compliance therewith. If the Executive notifies the Company in writing (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the parties shall, in good faith, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified by the parties to try to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent of the applicable provision without violating the provisions of Code Section 409A. Notwithstanding the foregoing, the Company shall not be required to assume any economic burden in connection therewith.

(b)   If the Executive is deemed on the date of “separation from service” to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment or the provision of any benefit that is specified as subject to this Section, such payment or benefit shall, if required to avoid the imposition of additional tax or interest under Section 409A, be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). Upon this Section 7.16 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. If a payment is to be made promptly after a date, it shall be made within sixty (60) days thereafter. (c) Any expense reimbursement under this Agreement shall be made promptly upon Executive’s presentation to the Company of evidence of the fees and expenses incurred by the Executive and in all events on or before the last day of the taxable year following the taxable year in which such expense was incurred by the Executive, and no such reimbursement or the amount of expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.

7.17   Survival. Articles VI and VII shall survive the termination or expiration of this Agreement for any reason.

(Remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ORTHOFIX AG	EXECUTIVE

/s/ Armin Landtwing	/s/ Davide Bianchi
Armin Landtwing Verwaltungsrat	Davide Bianchi an Individual

ORTHOFIX INTERNATIONAL N.V.

/s/ Bradley R. Mason
Name: Bradley R. Mason
Title: President and Chief Executive Officer

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EXHIBIT A

Definitions

For purposes of this Agreement, the following capitalized terms have the meanings set forth below:

“Board” shall mean the Board of Directors of Parent. Any obligation of the Board other than termination for Cause under this Agreement may be delegated to an appropriate committee of the Board, including the Compensation Committee, and references to the Board herein shall be references to any such committee, as appropriate.

“Cause” shall have the meaning set forth in the Severance Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Group” shall mean the Company, Parent and each of their respective direct and indirect subsidiaries.

“Compensation Committee” shall mean the Compensation Committee of the Board.

“Competing Business” means any business or activity that (i) competes with any member of the Company Group for which the Executive performed services or the Executive was involved in for purposes of making strategic or other material business decisions and (ii) involves (A) the same or substantially similar types of products or services (individually or collectively) manufactured, marketed or sold by any member of the Company Group during Term or (B) products or services so similar in nature to that of any member of the Company Group during Term (or that any member of the Company Group will soon thereafter offer) that they would be reasonably likely to displace substantial business opportunities or customers of the Company Group.

“Confidential Information” shall include Trade Secrets and includes information acquired by the Executive in the course and scope of his activities under this Agreement, including information acquired from third parties, that (i) is not generally known or disseminated outside the Company Group (such as non-public information), (ii) is designated or marked by any member of the Company Group as “confidential” or reasonably should be considered confidential or proprietary, or (iii) any member of the Company Group indicates through its policies, procedures, or other instructions should not be disclosed to anyone outside the Company Group. Without limiting the foregoing definitions, some examples of Confidential Information under this Agreement include (a) matters of a technical nature, such as scientific, trade or engineering secrets, “know-how”, formulae, secret processes, inventions, and research and development plans or projects regarding existing and prospective customers and products or services, (b) information about costs, profits, markets, sales, customer lists, customer needs, customer preferences and customer purchasing histories, supplier lists, internal financial data, personnel evaluations, non-public information about medical devices or products of any member of the Company Group (including future plans about them), information and material provided by third parties in confidence and/or with nondisclosure restrictions, computer access passwords, and internal market studies or surveys and (c) and any other information or matters of a similar nature.

“Disability” shall have the meaning set forth in the Severance Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall have the meaning set forth in the Severance Agreement.

“Person” shall include individuals or entities such as corporations, partnerships, companies, firms, business organizations or enterprises, and governmental or quasi-governmental bodies.

“Prohibited Area” means North America, South America and the European Union, which Prohibited Area the parties have agreed to as a result of the fact that those are the geographic areas in which the members of the Company Group conduct a preponderance of their business and in which the Executive provides substantive services to the benefit of the Company Group.

“Section 409A” shall mean Section 409A of the Code and regulations promulgated thereunder (and any similar or successor federal or state statute or regulations).

“Trade Secrets” are information of special value, not generally known to the public that any member of the Company Group has taken steps to maintain as secret from Persons other than those selected by any member of the Company Group.

EXHIBIT B

Non-Competition Agreement

[Note: Although the Non-Competition Agreement is Exhibit B to this document, the face of the agreement shows “Exhibit C” in the header because of the previous document to which it was attached.]

Exhibit C

Non-Competition Agreement

OPZIONE PER UN PATTO DI NON CONCORRENZA	OPTION OF NON-COMPETITION AGREEMENT

Tra	Between

Orthofix AG c/o ALLconsultServices Bundesstrasse 3 CH-6304 Zug	Orthofix AG c/o ALLconsultServices Bundesstrasse 3 CH-6304 Zug

E	And

II Mr. Davide Bianchi, residente in Ch. Du Mont Blanc 4, 1272 Genolier, Vaud- Svizzera (di seguito “Dirigente”)	II Mr. Davide Bianchi, residente in Ch. Du Mont Blanc 4, 1272 Genolier, Vaud- Svizzera (below “Manager”)

Di seguito denominate “le Parti” Premesso che	Hereinafter mentioned as “Parties” WHEREAS

i)   La Società e il Gruppo cui essa appartiene (con il termine “Gruppo” si intende includere la Società, la sua controllante e tutte le società dalle stesse direttamente o indirettamente controllate o partecipate) ricoprono una posizione leader a livello mondiale nel settore delle Tecnologie Medicali. In particolare il Gruppo si occupa di sviluppo, della produzione, e della vendita di prodotti nei seguenti segmenti del mercato: tutti i prodotti alla gamma di « Extremity Fixation »

i)   The Company and the Group to which it belongs, (Group intended to include the Company, its holding company, and all companies directly or indirectly controlled by the same or associated), cover a worldwide leading position in the field of Medical Technologies. In particular, the Group is engaged in the development, production and sales of products in the following market sector: all products in the Product Range “Extremity Fixation”

ii) il Dirigente è stato assunto dalla Società dal giorno 22 July 2013 con la posizione di Presidente Internazionale della fissazione esterna (di seguito il “Rapporto di Lavoro”;	ii) The Manager has been employed by the Company since 22 July 2013, for the position of President of International Extremity Fixation (hereinafter “The Employment Relationship”);

iii)   nel corso del Rapporto di Lavoro il Dirigente verrà a conoscenza di informazioni riservate riguardanti la Società e il Gruppo, nonché i prodotti della Società e del Gruppo, che rivestono primaria importanza per lo svolgimento dell'attività di impresa della Società;

iv)   la Società e il Gruppo intendono tutelare i loro interessi in relazione alle attività e agli incarichi che il Dirigente potrebbe svolgere in concorrenza con la Società successivamente alla cessazione del Rapporto di Lavoro.

iii)   In the course of the Employment Relationship Manager will be aware of confidential information regarding the Company and the Group, as well as the products of the Company and the Group, which are of major importance for the conduct of the business of the Company;

iv)   The Company and the Group wish to protect their interests in relation to the activities and the tasks that the Manager could carry out in competition with the Company subsequent to the termination of the Employment Relationship.

Exhibit C

Non-Competition Agreement

Ciò premesso, le Parti convengono quanto segue:	Accordingly the Parties agree as follows:

1) OPZIONE- EFFICACIA E CONDIZIONE SOS- PENSIVA:

1.1.   II   Dirigente concede alla Società un'opzione per la conclusione di un patto di non concorrenza nei termini e alle condizioni specificati al successivo paragrafo 4 (qui di seguito I'Opzione).

1.2.   La Societa accetta I'Opzione e si impegna ad esercitarla nei termini e alle condizioni specificati al successivo paragrafo 2.

1)   OPTION- EFFECTIVENESS AND SUSPENSION CONDITION:

1.1.   The Manager, grants to the Company an option for the conclusion of a non-competition agreement, under the terms and conditions specified in the following paragraph 4 (hereinafter “the Option”);

1.2.   The Company accepts and agrees to exercise the option according to the terms and condition specified in paragraph 2.

2)   ESERCIZIO DELL'OPZIONE

2.1  La Società potrà esercitare I'Opzione in ogni momento nei corso del Rapporto di Lavoro.

2.2.  La volontà della Società di esercitare I'Opzione e, di conseguenza, di concludere il patto di non concorrenza di cui al successivo paragrafo 4, dovrà essere comunicata ad Dirigente per iscritto.

2)   OPTION EXERCISE

2.1 The Company may exercise the option at any time during the Employment Relationship;

2.2. The intention of the Company to exercise the Option and, therefore, to conclude the non-competition agreement, referred to in paragraph 4, shall be notified to the manager in written form.

3) CORRISPETTIVO PER L'OPZIONE	3) PAYMENT AGREEMENT

A titolo di corrispettivo per la concessione dell'Opzione la Società Le corrisponderà un importo lordo pari a Euro 5000,--, in tre tranche di uguale importo e unitamente alle competenze dei tre mesi successivi alla sottoscrizione della presente Opzione. Resta inteso e convenuto che il predetto importo si intende già comprensivo di ogni incidenza su tutti gli istituti contrattuali e di legge, e che non sarà considerato retribuzione utile ai fini del calcolo del Trattamento di Fine Rapporto e degli istituti ad esso collegati.

For the grant of the Option, the Company will correspond a gross amount of € 5,000.00, in three installments each of the same amount and together with the payment of three months' remuneration after the signature of the present otion. It is agreed that said amount already includes any effect on any contractual and legal obligations, and that compensation will not be considered useful for the calculating severance indemnities and institutions connected to it.

Exhibit C

Non-Competition Agreement

4) REGOLAMENTAZIONE DEL PATTO DI NON CONCORRENZA	4) REGULATION OF NON-COMPETITION AGREEMENT

4.1  Qualora la Società eserciti I'Opzione secondo i termini e alle condizioni di cui al precedente paragrafo 2, per un periodo di 12 mesi (dodici) decorrente dalla data di effettiva cessazione del Rapporto di Lavoro (a prescindere dalle ragioni di tale cessazione) il Dirigente si impegna a non prestare la sua opera, direttamente o indirettamente, in favore di soggetti terzi, né a svolgere attività in qualità di titolare, socio, dipendente, lavoratore autonomo o agente, nel campo dei Orthofix prodotti alla gamma di « Extremity Fixation »su tutto il territorio dell'Unione Europea e degli Stati Uniti d'America.

4.1.  If the Company exercises the Option in accordance with the terms and conditions referred to paragraph in 2 above, for a period of 12 months (twelve months) from the effective date of termination of the Employment Relationship (independently from the reason of termination of the employment relation) the Manager agrees not to provide his work, directly or indirectly, in favor of third parties, or engage as owner, partner, employee, self-employed or agent, in the field of the Orthofix Portfolio “Extremity Fixation” on the whole territory of the European Union and the United States of America.

4.2.  II  Dirigente si impegna inoltre a non distrarre e/o stornare clienti con i quali ella abbia trattato, direttamente o indirettamente, negli ultimi tre anni del Rapporto di Lavoro. II Dirigente si asterrà altresì dal distrarre e/o stornare dipendenti o altri collaboratori della Società, nonche dall'indurli a cessare il loro rapporto di collaborazione con la Società stessa.

4.2  The Manager agrees not to distract or divert a customer to whom he has dealt with, directly or indirectly, in the last three years of the Employment Relationship.. The Manager will also refrain from distracting and/or divert employees or other employees of the Company and from inducing them to cease their relationship with the Company.

4.3.  Al fine di consentire alla Società un adeguato controllo sul rispetto del patto di non concorrenza da parte del Dirigente, quest'ultimo si impegna a fornire alla Società tutte le informazioni rilevanti riguardanti le attività lavorative e professionali che la stessa svolgerà durante il periodo di validità del patto di non concorrenza. Tali informazioni verranno comunicate per iscritto e anteriormente all'effettivo svolgimento delle predette attività. II Dirigente si impegna altresì ad informare anticipatamente il proprio nuovo datore di lavoro e/o committente dell'esistenza del presente patto di non concorrenza, del quale il Dirigente è autorizzato a fornire copia.

4.4.  Ogni singola violazione, da parte del Dirigente, degli obblighi di non concorrenza di cui al presente paragrafo 4, comporterà il pagamento, da parte del Dirigente stesso, di una penale pari ad Euro 150.000 senza alcun pregiudizio per il

4.3.  In order to allow the Company an adequate monitoring compliance with the non-competition agreement by the Manager, the latter undertakes to provide the Company with all relevant information concerning the business and professional activities that take place during the same period of validity of the noncompetition agreement.

These informations have to be communicated in written form and prior to the actual performance of said activities. The Manager has to inform in advance his new employer of the existence of this non-competition agreement. The Manager is authorized to provide a copy of this contract to his employer.

4.4.  For each violation incurred by the Manager, of this non-compete option, according to what referred to in this paragraph 4, the Manager will

Exhibit C

Non-Competition Agreement

diritto della Società al risarcimento dell'eventuale maggior danno. Al verificarsi della violazione, e fermo restando il pagamento della penale di cui sopra, la Società avrà la facoltà di risolvere il patto di non concorrenza per inadempimento o di continuare a chiederne il corretto adempimento da parte del Dirigente. In questo caso è fatto salvo il diritto del Dirigente al corrispettivo ancora eventualmente dovuto ai sensi del successivo paragrafo 5.1. In caso di risoluzione, il Dirigente, oltre a corrispondere la penale di cui sopra, sarà tenuta a restituire alla Società il corrispettivo eventualmente già percepito ai sensi di quanto previsto al successivo paragrafo 5.1.

4.5 Resta inteso che la Società potrà decidere di non esercitare I'Opzione. In questo caso, il patto di non concorrenza come regolato al presente paragrafo 4 non entrerà in vigore e non produrrà nessun effetto, e al dirigente non spetterà alcun corrispettivo ai sensi di quanto previsto al successivo paragrafo 5.1.

pay to the Company, a penalty of Euros 150,000.00 without prejudice to compensation for further damages to the Company. Upon occurrence of the violation, and without prejudice of payment of the abovementioned penalty, The Company will have the right to terminate the non-competition agreement for nonperformance or to continue to ask for the proper performance by the Manager.. In this case, the Manager is entitled to the payment, as defined in paragraph 5.1..

In case of termination of the contract, the Manager will have to pay the penalty, and will have to return back to the Company the amount he has already received under the provisions of paragraph 5.1.

4.5. It is understood that the Company may decide not to exercise the option. In this case, the non-competition agreement, as regulated in this Paragraph 4, will not produce any effect, and the Manager will not receive any payment, as defined in paragraph 5.1.

5)   CORRISPETTIVO PER IL PATTO DI NON CONCORRENZA

5.1  Tenuto conto del background professionale del Dirigente, le Parti convengono che un corrispettivo per il predetto patto di non concorrenza pari al 70% della retribuzione fissa annua lorda in vigore al momento della cessazione del Rapporto di lavoro, sia equo e ragionevole.

5)   PAYMENT FOR NON-COMPETITION AGREEMENT

5.1.  According to the professional background of the Manager, the Parties agree that a remuneration for the non-competition agreement of 70% of annual gross salary in force at the time of the termination of the employment relationship, is fair and reasonable.

5.2.  II  corrispettivo di cui al presente paragrafo 5.1. verrà corrisposto in due rate di pari importo come segue:

- il 50% entro e non oltre sette mesi dalla data di entrata in vigore del patto;

- il residuo 50% entro e non oltre il mese successivo alla data di termine del patto.

5.2.  The remuneration, referred to in this paragraph 5.1., will be paid in two installments as follows:

- 50% no later than seven months from the date of entry into force of the agreement;

- The remaining 50% within and no later than the month following the date of termination of the agreement.

Exhibit C

Non-Competition Agreement

Nov. 26th, 2013	Nov 18th, 2012
Date	Date

ORTHOFIX AG

/s/ Armin L. Landtwing	/s/ Davide Bianchi
Armin L. Landtwing	Davide Bianchi
Verwaltungsrat

/s/ Brad Mason
Brad Mason
CEO Orthofix International

EXHIBIT C

Existing Employment Agreement

[Attached.]

AMENDED EMPLOYMENT CONTRACT

This Amended Employment Contract (this “Agreement”), entered into and effective as of September 7, 2016 (the “Effective Date”), is by and between Orthofix International N.V., a company organized under the laws of Curacao (the “Company”), Davide Bianchi, an individual (the “Executive”), born on January 14, 1965, and, solely for purposes of Sections 6.1(b) and 7.4 hereof, Orthofix AG, a company organized under the laws of Switzerland and a wholly owned subsidiary of the Company (“AG”).

PRELIMINARY STATEMENTS

A.   Executive currently serves as the Company’s President, Extremity Fixation pursuant to an Amended and Restated Employment Agreement, entered into and effective as of November 20, 2014, between Executive and the Company (the “Existing Employment Agreement”), which Existing Employment Agreement is being amended and superseded by this Agreement.

B.   In connection with Executive’s current employment, AG and the Executive have entered into a Non-Competition Agreement, signed on November 26, 2013 (the “Non-Competition Agreement”), which Non-Competition Agreement is attached hereto as Exhibit B, and will remain in full force and effect after the Effective Date.

C.   Simultaneous with the execution and delivery of this Agreement, the Executive and the Company are also entering into a Change in Control and Severance Agreement, dated as of September 7, 2016 (the “Severance Agreement”), which Severance Agreement will also be in full force and effect after the Effective Date.

D.   Capitalized terms used herein and not otherwise defined have the meaning for them set forth on Exhibit A attached hereto and incorporated herein by reference. The parties, intending to be legally bound, hereby agree as follows:

I.   EMPLOYMENT AND DUTIES

1.1   Duties. The Company currently employs the Executive as its President, Extremity Fixation, and the Company and the Executive agree that Executive’s employment by the Company shall prospectively be governed by the terms and conditions set forth herein. The Executive shall continue to have such power and authority and perform such duties, functions and responsibilities as are associated with and incident to his positions, and as the Board may from time to time require of him. The Executive continues to agree to serve, if elected, as an officer or director of any other direct or indirect subsidiary of the Company, in each such case at no compensation in addition to that provided for in this Agreement, but the Executive serves in such positions solely as an accommodation to the Company and such positions shall grant him no rights hereunder (including for purposes of the definition of Good Reason).

1.2   Services. During the Term (as defined in Section 1.3), and excluding any periods of vacation, sick leave or disability, the Executive agrees to dedicate his regular work hours fully to the Company, spare time work shall not conflict with the business interest of the Company.

1.3   Term of Employment. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (1) termination by either party in accordance with the terms of this Agreement or (2) automatically (a) at the end of the month in which the Executive reaches the legal retirement age (currently age 65) or (b) at the end of the day on which the Executive receives an early retirement pension or a full pension for disability (the “Term”).

1.4   Place of Performance. During the Term, the Executive’s primary business office shall be his home residence in Switzerland, provided, however, that Executive shall also from time-to-time perform services from the Company’s offices in Lewisville, Texas and Verona, Italy, and from such other locations as are agreed by the Company and the Executive.

1.5   Working Hours. Regular working hours are 40 hours per week (Monday through Friday). Nevertheless, the demands of the Executive’s position may require him to work irregular hours and the Executive undertakes to work such irregular hours, at the request of the Company. To that end, the Executive agrees, in accordance with business requirements as well as legal limits, to work overtime as well as to work on Sundays and bank holidays. Upon request of the overtime, the Company has to consider the business needs as well as the rights of the Executive. Overtime is covered inside the remuneration package.

II.   COMPENSATION

2.1   General. The base salary and Incentive Compensation (as defined in Section 2.3.) payable to the Executive hereunder, as well as any stock-based compensation, including stock options, stock appreciation rights and restricted stock grants, shall be determined from time to time by the Board or the Compensation Committee and paid pursuant to the Company’s customary payroll practices or in accordance with the terms of the applicable Plans (as defined in Section 2.4). The Company shall pay the Executive in cash (in Swiss Francs), in accordance with the normal payroll practices of the Company, the base salary and Incentive Compensation set forth below. For the avoidance of doubt, in providing any compensation payable in stock, the Company may withhold, deduct or collect from the compensation otherwise payable or issuable to the Executive a portion of such compensation to the extent required to comply with applicable tax laws to the extent such withholding is not made or otherwise provided for pursuant to the agreement governing such stock-based compensation.

2.2   Base Salary. The Executive’s base salary will be set no less than annually by the Board or the Compensation Committee. As of the Effective Date, the Executive’s base salary is CHF 353,632, payable in 12 monthly installments of CHF 29,469 per month.

2.3   Bonus or other Incentive Compensation. With respect to each fiscal year of the Company during the Term, the Executive shall be eligible to receive annual bonus compensation under the Company’s Executive Annual Incentive Plan or any successor plan (the “Bonus Plan”), as determined by the Board or the Compensation Committee, based on the achievement of goals established by the Board or the Compensation Committee from time to time (the “Goals”). For 2016, the Executive’s target bonus opportunity under the Bonus Plan shall be 60% of his current Base Salary with an opportunity to earn a maximum bonus of 90% of his current Base Salary. The amount of any actual payment for 2016 and any subsequent year will depend upon the achievement (or not) of the Goals established by the Board. Except as otherwise provided in this Agreement or the Severance Agreement, to receive a bonus under the Bonus Plan, the Executive must be employed on the date of payment of such bonus. Amounts payable under the Bonus Plan shall be determined by the Board and shall be paid following such fiscal year and no later than two and one-half months after the end of such fiscal year. In addition, the Executive shall be eligible to receive such additional bonus or incentive compensation as the Board or the Compensation Committee may establish from time to time in its sole discretion. Any bonus or incentive compensation under this Section 2.3 under the Bonus Plan or otherwise is referred to herein as “Incentive Compensation.” Stock-based compensation shall not be considered Incentive Compensation under the terms of this Agreement unless the parties expressly agree otherwise in writing.

2.4   Stock Compensation. The Executive shall be eligible to receive stock-based compensation, whether stock options, stock appreciation rights, restricted stock grants or otherwise, under the Company’s 2012 Long Term Incentive Plan or other stock-based compensation plans as the Company may establish from time to time (collectively, the “Plans”). The Executive shall be considered for such grants no less often than annually as part of the Board’s and/or the Compensation Committee’s annual compensation review, but any such grants shall be at the sole discretion of the Board and/or Compensation Committee.

2.5   Car Allowance. The Executive shall receive an annual car allowance to the extent provided for under any applicable Company policy and approved by the Board and/or Compensation Committee.

III.   EMPLOYEE BENEFITS

3.1   General. So long as the Executive is employed by the Company pursuant to this Agreement, he shall be eligible for the following benefits to the extent generally available to senior executives of the Company or by virtue of his position, tenure, salary and other qualifications. Any eligibility shall be subject to and in accordance with the terms and conditions of the Company’s benefits policies and applicable plans (including as to deductibles, premium sharing, co-payments or other cost-splitting arrangements).

3.2   Savings and Retirement Plans. The Executive shall be entitled to participate in, and enjoy the benefits of, all savings, pension, salary continuation and retirement plans, practices, policies and programs generally available to senior executives of the Company. The premium contribution to the corporate pension scheme of the Company is compliant with the requirement of the Swiss Occupational Pension Legislation BVG (Berufsvorsorgegesetz). The annual premium depends on the amount of the salary and the age of the Employee. At the present time, it is approximately CHF 56,400. Two thirds of the premium is paid by the Company and one third by the Employee. The Employee’s contribution is deducted from his salary in monthly installments of approximately CHF 1,600. In addition, the Employee will receive further a voluntary contribution to the 3rd column in the amount of CHF 6,768 per annum.

3.3   Welfare and Other Benefits.

(a)   The Executive and/or the Executive’s eligible dependents, as the case may be, shall be entitled to participate in, and enjoy the benefits of, all welfare benefit plans, practices, policies and programs provided by the Company at a level that is generally available to other senior executives of the Company.

(b)   In the event that Executive is unable to perform his duties under this Agreement due to illness, the Executive shall receive his salary according to the terms and conditions of the insurance for loss of earnings due to illness, which is covered by the Company. If insurance for loss of earnings due to illness has not been entered into, the continuation of pay shall be determined by Art. 324a of the Swiss Code of Obligations. (c) The Company shall take out accident insurance for the employee according to Swiss law and to the terms usually offered by the Company.

3.4   Vacation. The Executive shall be entitled to 5 weeks paid vacation (25 working days) per calendar year, in addition to bank and other public holidays. If the Executive’s employment begins or terminates during a calendar year, his entitlement to holidays shall be pro-rata temporis. The Company shall be entitled to require the Executive to take holiday at its request and may also refuse to allow him to take holiday in circumstances where it would be inconvenient to the business. The Company reserves the right to refuse holiday up to and including the day before the holiday is due to be taken. In the event the Company exercises such right to refuse holiday, the Company will reimburse the Executive for all prepaid, nonrefundable costs or penalties associated with the cancellation.

3.5   Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in performing his duties under this Agreement. Reimbursement of the Executive for such expenses will be made upon presentation to the Company of expense vouchers that are in sufficient detail to identify the nature of the expense, the amount of the expense, the date the expense was incurred and to whom payment was made to incur the expense, all in accordance with the expense reimbursement practices, policies and procedures of the Company.

3.6   Key Man Insurance. The Company shall be entitled to obtain a “key man” or similar life or disability insurance policy on the Executive, and neither the Executive nor any of his family members, heirs or beneficiaries shall be entitled to the proceeds thereof. Such insurance shall be available to offset any payments due to the Executive in accordance with Section 5.1 of this Agreement due to his death or Disability.

IV.   TERMINATION OF EMPLOYMENT

4.1   Termination by Mutual Agreement. The Executive’s employment may be terminated at any time during the Term by mutual written agreement of the Company and the Executive.

4.2   Death. The Executive’s employment hereunder shall terminate upon his death.

4.3   Disability. In the event the Executive incurs a Disability, the Executive may terminate his employment during the Term by delivering a Notice of Termination (as defined in Section 4.7) to the Company 30 days in advance of the date of termination.

4.4   Good Reason; Cause. The Executive may terminate his employment at any time during the Term for Good Reason, the Company may terminate the Executive’s employment at any time during the Term for Cause, in each case by delivering a Notice of Termination to the other party 30 days in advance of the date of termination.

4.5   Termination without Cause by the Company. The Company may terminate the Executive’s employment at any time during the Term without Cause by delivering to the Executive a Notice of Termination 6 months in advance of the date of termination; provided that as part of such notice the Company may request that the Executive immediately tender the resignations contemplated by Section 4.8 and otherwise cease performing his duties hereunder. The date of termination shall be the date set forth in the Notice of Termination.

4.6   Termination without Good Reason by the Executive. The Executive may voluntarily terminate his employment at any time during the Term by delivering to the Company a Notice of Termination 6 months in advance of the date of termination (a “Voluntary Termination”). For purposes of this Agreement, a Voluntary Termination shall not include a termination of the Executive’s employment by reason of death or Disability or for Good Reason, but shall include voluntary termination upon retirement in accordance with the Company’s retirement policies and/or applicable law. A Voluntary Termination shall not be considered a breach or other violation of this Agreement.

4.7   Notice of Termination. Any termination of employment under this Agreement by the Company or the Executive requiring a notice of termination shall require delivery of a written notice by one party to the other party (a “Notice of Termination”). A Notice of Termination must indicate the specific termination provision of this Agreement relied upon and the date of termination. The date of termination specified in the Notice of Termination shall comply with the time periods required under this Article IV, and may in no event be earlier than the date such Notice of Termination is delivered to or received by the party getting the notice. No Notice of Termination under Section 4.4 shall be effective until the applicable cure period, if any, shall have expired without the Company or the Executive, respectively, having corrected the event or events subject to cure to the reasonable satisfaction of the other party. The terms “termination” and “termination of employment,” as used herein are intended to mean a termination of employment which constitutes a “separation from service” under Section 409A.

4.8   Resignations. Upon ceasing to be an employee of the Company for any reason, or earlier upon request by the Company pursuant to Section 4.5, the Executive agrees to immediately tender written resignations to the Company with respect to all officer and director positions he may hold at that time with any member of the Company Group.

V.   PAYMENTS ON TERMINATION

5.1   Death; Disability; Resignation for Good Reason; Termination without Cause. If at any time during the Term the Executive’s employment with the Company is terminated due to his death, resignation for Disability or Good Reason or termination by the Company without Cause, the Executive shall be entitled to the payment and benefits set forth in Sections 3 or 4 of the Severance Agreement, as and to the extent applicable, and subject to all terms, conditions and requirements set forth in the Severance Agreement.

5.2   Termination for Cause; Voluntary Termination. If at any time during the Term the Executive’s employment with the Company is terminated by the Company for Cause or due to a Voluntary Termination, the Executive shall be entitled to only the following:

(a)   any unpaid base salary and accrued unpaid vacation then owing through the date of termination, which amounts shall be paid to the Executive within 30 days of the date of termination.

(b)   whatever rights, if any, that are available to the Executive upon such a termination pursuant to the Plans or any award documents related to any stock-based compensation such as stock options, stock appreciation rights or restricted stock grants. This Agreement does not grant any greater rights with respect to such items than provided for in the Plans or the award documents in the event of any termination for Cause or a Voluntary Termination.

5.3   Social Security. The Executive and the Company shall each pay half of the contributions which are owed as a matter of law for AHV (Old Age and Survivors’ Insurance), IV (Invalidity Insurance), EO (Loss of Earnings) and ALV (Unemployment Insurance). The Executive’s contributions shall be deducted by the Company from his gross salary.

VI.   PROTECTIVE PROVISIONS

6.1   Noncompetition.

(a)   Without the prior written consent of the Board (which may be withheld in the Board’s sole discretion), so long as the Executive is an employee of the Company or any other member of the Company Group, the Executive agrees that he shall not anywhere in the Prohibited Area, for his own account or the benefit of any other, engage or participate in or assist or otherwise be connected with a Competing Business. For the avoidance of doubt, the Executive understands that this Section 6.1 prohibits the Executive from acting for himself or as an officer, employee, manager, operator, principal, owner, partner, shareholder, advisor, consultant of, or lender to, any individual or other Person that is engaged or participates in or carries out a Competing Business or is actively planning or preparing to enter into a Competing Business. The parties agree that such prohibition shall not apply to the Executive’s passive ownership of not more than 5% of a publicly-traded company. In the case of any violation of this non-competition clause, the Executive shall pay to the Company liquidated damages in the amount of CHF 29,469 for each instance of violation. The payment of liquidated damages shall not discharge the Executive from observing this non-competition covenant. In addition to the payment of liquidated damages and further damages incurred by the Company, the Company shall have the right to request the termination of any of the Executive’s activities which violate this non-competition covenant.

(b)   In addition to the obligations described in Section 6.1(a) hereof (which obligations apply with respect to the period during which Executive is an employee of the Company), Executive shall also remain bound after the date hereof by the terms of the Non-Competition Agreement. In connection with the foregoing and notwithstanding anything in this Agreement to the contrary, the Executive, the Company and AG expressly confirm their prior agreement as of November 20, 2014, (i) all rights and obligations of AG under the Non-Competition Agreement have been assigned (and Executive consents to such assignment) to the Company, (ii) the Non-Competition Agreement remains in full force and effect, with the “Employment Relationship” referenced in the Non-Competition Agreement being deemed to have continued (and to be uninterrupted) for purposes of the Non-Competition Agreement following the transition as of November 20, 2014of the Executive’s employment from AG to the Company, (iii) the Company shall have been deemed to have satisfied all payment obligations under Section 3 of the Non-Competition Agreement (which amounts were previously paid by AG), and (iv) in the event that Executive’s employment hereunder is terminated by the Company without Cause or as a result of Executive’s resignation for Good Reason, the Company shall have been deemed to have satisfied all payment and remuneration obligations referenced in

Section 5 of the Non-Competition Agreement and the “Option” referenced in the Non-Competition Agreement shall be deemed to be exercised and fully paid-up thereunder.

6.2   No Solicitation or Interference. So long as the Executive is an employee of the Company or any other member of the Company Group (other than while an employee acting solely for the express benefit of the Company Group) and for a twelve-month period thereafter, the Executive shall not, whether for his own account or for the account or benefit of any other Person, throughout the Prohibited Area:

(a)   request, induce or attempt to influence (i) any customer of any member of the Company Group to limit, curtail, cancel or terminate any business it transacts with, or products or services it receives from or sells to, or (ii) any Person employed by (or otherwise engaged in providing services for or on behalf of) any member of the Company Group to limit, curtail, cancel or terminate any employment, consulting or other service arrangement, with any member of the Company Group. Such prohibition shall expressly extend to any hiring or enticing away (or any attempt to hire or entice away) any employee or consultant of the Company Group.

(b)   solicit from or sell to any customer any products or services that any member of the Company Group provides or is capable of providing to such customer and that are the same as or substantially similar to the products or services that any member of the Company Group, sold or provided while the Executive was employed with, or providing services to, any member of the Company Group.

(c)   contact or solicit any customer for the purpose of discussing (i) services or products that are competitive with and the same or closely similar to those offered by any member of the Company Group or (ii) any past or present business of any member of the Company Group.

(d)   request, induce or attempt to influence any supplier, distributor or other Person with which any member of the Company Group has a business relationship or to limit, curtail, cancel or terminate any business it transacts with any member of the Company Group.

(e)   otherwise interfere with the relationship of any member of the Company Group with any Person which is, or within one-year prior to the Executive’s date of termination was, doing business with, employed by or otherwise engaged in performing services for, any member of the Company Group.

6.3   Confidential Information. During the period of the Executive’s employment with the Company or any member of the Company Group and at all times thereafter, the Executive shall hold in secrecy for the Company all Confidential Information that may come to his knowledge, may have come to his attention or may have come into his possession or control while employed by the Company (or otherwise performing services for any member of the Company Group). Notwithstanding the preceding sentence, the Executive shall not be required to maintain the confidentiality of any Confidential Information which (a) is or becomes available to the public or others in the industry generally (other than as a result of disclosure or inappropriate use, or caused, by the Executive in violation of this Section 6.3) or (b) the Executive is compelled to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena. Except as expressly required in the performance of his duties to the Company under this Agreement, the Executive shall not use for his own benefit or disclose (or permit or cause the disclosure of) to any Person, directly or indirectly, any Confidential Information unless such use or disclosure has been specifically authorized in writing by the Company in advance. During the Executive’s employment and as necessary to perform his duties under Section 1.1, the Company will provide and grant the Executive access to the Confidential Information. The Executive recognizes that any Confidential Information is of a highly competitive value, will include Confidential Information not previously provided the Executive and that the Confidential Information could be used to the competitive and financial detriment of any member of the Company Group if misused or disclosed by the Executive. The Company promises to provide access to the Confidential Information only in exchange for the Executive’s promises contained herein, expressly including the covenants in Sections 6.1, 6.2 and 6.4.

6.4   Inventions.

(a)   The Executive shall promptly and fully disclose to the Company any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable (“Inventions”), that the Executive conceives of or first actually reduces to practice, either solely or jointly with others, during the Executive’s employment with the Company or any other member of the Company Group, and that relate to the business now or thereafter carried on or contemplated by any member of the Company Group or that result from any work performed by the Executive for any member of the Company Group.

(b)   The Executive acknowledges and agrees that all Inventions shall be the sole and exclusive property of the Company (or member of the Company Group) and are hereby assigned to the Company (or applicable member of the Company Group). During the term of the Executive’s employment with the Company (or any other member of the Company Group) and thereafter, whenever requested to do so by the Company, the Executive shall take such action as may be requested to execute and assign any and all applications, assignments and other instruments that the Company shall deem necessary or appropriate in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to the Company (or any other member of the Company Group) or their nominees the sole and exclusive right, title and interest in and to such Inventions.

(c)   The Company acknowledges and agrees that the provisions of this Section 6.4 do not apply to an Invention: (i) for which no equipment, supplies, or facility of any member of the Company Group or Confidential Information was used; (ii) that was developed entirely on the Executive’s own time and does not involve the use of Confidential Information; (iii) that does not relate directly to the business of any member of the Company Group or to the actual or demonstrably anticipated research or development of any member of the Company Group; and (iv) that does not result from any work performed by the Executive for any member of the Company Group.

6.5   Return of Documents and Property. Upon termination of the Executive’s employment for any reason, the Executive (or his heirs or personal representatives) shall immediately deliver to the Company (a) all documents and materials containing Confidential Information (including without limitation any “soft” copies or computerized or electronic versions thereof) or otherwise containing information relating to the business and affairs of any member of the Company Group (whether or not confidential), and (b) all other documents, materials and other property belonging to any member of the Company Group that are in the possession or under the control of the Executive.

6.6   Reasonableness; Remedies. The Executive acknowledges that each of the restrictions set forth in this Article VI are reasonable and necessary for the protection of the Company’s business and opportunities (and those of the Company Group) and that a breach of any of the covenants contained in this Article VI would result in material irreparable injury to the Company and the other members of the Company Group for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Accordingly, the Company and any member of the Company Group shall be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as all other remedies to which any member of the Company Group may be entitled, at law, in equity or otherwise, without the need for the posting of a bond or by the posting of the minimum bond that may otherwise be required by law or court order.

6.7   Extension; Survival. The Executive and the Company agree that the time periods identified in this Article VI will be stayed, and the Company’s obligation to make any payments or provide any benefits under Article V shall be subject to a right of set-off, during the period of any breach or violation by the Executive of the covenants contained herein. The parties further agree that this Article VI shall survive the termination or expiration of this Agreement for any reason. The Executive acknowledges that his agreement to each of the provisions of this Article VI is fundamental to the Company’s willingness to enter into this Agreement and for it to provide for the severance and other benefits described in Article V, none of which the Company was required to do prior to the date hereof. Further, it is the express intent and desire of the parties for each provision of this Article VI to be enforced to the fullest. extent permitted by law. If any part of this Article VI, or any provision hereof, is deemed illegal, void, unenforceable or overly broad (including as to time, scope and geography), the parties express desire is that such provision be reformed to the fullest extent possible to ensure its enforceability or if such reformation is deemed impossible then such provision shall be severed from this Agreement, but the remainder of this Agreement (expressly including the other provisions of this Article VI) shall remain in full force and effect.

VII.   MISCELLANEOUS

7.1   Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent via recognized overnight delivery service (e.g., FedEx, UPS, or DHL), all courier charges prepaid, or sent via confirmed e-mail or facsimile to the other party at its address set forth below in this Section 7.1, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered, or one business day after it is sent via overnight delivery service or via confirmed e-mail or facsimile, as the case may be, to the following address:

If to the Company:

Orthofix International N.V.
Attn: General Counsel
3451 Plano Parkway

Lewisville, Texas 75056
Facsimile: (214) 937-3096
E-mail: brentalldredge@orthofix.com

With a copy, which shall not constitute notice, to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Facsimile: (202) 637-5910
Email: joseph.gilligan@hoganlovells.com

If to the Executive:
Davide Bianchi
Chemin du Mont Blanc 4
1272 Genolier,
Switzerland

7.2   Legal Fees.

(a)   The Company shall pay all reasonable legal fees and expenses of the Executive’s counsel in connection with the preparation and negotiation of this Agreement.

(b)   Any and all disputes arising from the employment relationship between the Company and the Executive, shall be settled exclusively by arbitration to be governed by ICC Rules (International Chamber of Commerce) and resolved by three (3) arbitrators appointed as follows: The Company shall jointly appoint one (1) arbitrator, the executive shall appoint one (1) arbitrator and the third arbitrator shall be appointed by the already appointed arbitrators. The place of arbitration shall be Zug, Switzerland, and shall be conducted in the English language.

7.3   Severability. If an arbitrator or a court of competent jurisdiction determines that any term or provision hereof is void, invalid or otherwise unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such arbitrator or court shall replace such void, invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the void, invalid or unenforceable term or provision. For the avoidance of doubt, the parties expressly intend that this provision extend to Article VI of this Agreement.

7.4   Entire Agreement; Termination of Existing Employment Agreement. This Agreement shall supersede the Existing Employment Agreement as of the Effective Date, and from and after such Effective Date the Existing Employment Agreement shall be of no further force or effect. Executive’s service as an officer of the Company (including as its President, Extremity Fixation) shall be uninterrupted by the termination of the Existing Employment Agreement and the effectiveness of this Agreement (i.e., Executive will remain seamlessly employed by the Company), and such termination of the Existing Employment Agreement and effectiveness of this Agreement shall not cause any severance payment or other termination-related payment or right to accrue pursuant to the Existing Employment Agreement. For the avoidance of doubt, any accrued vacation that Executive has earned under the Existing Employment Agreement shall remain accrued under this Agreement, and Executive’s service to the Company under the Plans shall be deemed uninterrupted. Subject to the foregoing, this Agreement, the Severance Agreement and the Non-Competition Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the Company, AG and the Executive relating to the Executive’s employment by the Company. Nothing in this Agreement shall modify or alter any indemnity agreement between the Company and the Executive or alter or impair any of the Executive’s rights under the Plans or related award agreements. In the event of any conflict between this Agreement and any other agreement between the Executive and the Company (or any other member of the Company Group), this Agreement shall control.

7.5   Amendment; Modification. This Agreement may be amended at any time only by mutual written agreement of the Executive and the Company; provided, however, that, notwithstanding any other provision of this Agreement or the Plans (or any award documents under the Plans), the Company may reform this Agreement, the Plans (or any award documents under the Plans) or any provision thereof (including, without limitation, an amendment instituting a six-month waiting period before a distribution) or otherwise as contemplated by Section 7.16 below.

7.6   Withholding. The Company shall be entitled to withhold, deduct or collect or cause to be withheld, deducted or collected from payment any amount of withholding taxes required by law, statutory deductions or collections with respect to payments made to the Executive in connection with his employment, termination (including Article V) or his rights hereunder, including as it relates to stock-based compensation.

7.7   Representations.

(a)   The Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

(b)   The Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

7.8   Governing Law; Jurisdiction. This Agreement is subject to Swiss law. Except as otherwise provided in Section 7.2, all actions or proceedings arising out of this Agreement shall exclusively be heard and determined in courts in Zug, Switzerland having appropriate jurisdiction. The parties expressly consent to the exclusive jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein or any claim for forum nonconveniens.

7.9   Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by the Executive, the Company, and their respective heirs, executors, administrators, legal representatives, successors, and assigns. In the event of any assignment of this Agreement by the Company, the Company shall remain primarily liable for its obligations hereunder. The Executive expressly acknowledges that the members of the Company Group (and their successors and assigns) are third-party beneficiaries of this Agreement and may enforce this Agreement on behalf of themselves or the Company. Both parties agree that there are no third-party beneficiaries to this Agreement other than as expressly set forth in this Section 7.9.

7.10   Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries, dependents or legal representatives without the Company’s prior written consent; provided, however, that nothing in this Section 7.10 shall preclude (a) the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or (b) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the Person(s) entitled thereto.

7.11   No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation in favor of any third party, or to execution, attachment, levy or similar process or assignment by operation of law in favor of any third party, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

7.12   Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

7.13   Construction. The headings of articles or sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. References to days found herein shall be actual calendar days and not business days unless expressly provided otherwise.

7.14   Counterparts. This Agreement may be executed by any of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

7.15   Effectiveness. This Agreement shall be effective as of the Effective Date when signed by the Executive and the Company.

7.16   Code Section 409A.

(a)   Although the parties hereto do not expect payments hereunder to be subject to U.S. income taxation, in the event such U.S. income taxation were to apply to any payments hereunder, it is the intent of the parties that payments and benefits under this Agreement comply with Section 409A and, accordingly, to interpret, to the maximum extent permitted, this Agreement to be in compliance therewith. If the Executive notifies the Company in writing (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the parties shall, in good faith, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified by the parties to try to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent of the applicable provision without violating the provisions of Code Section 409A. Notwithstanding the foregoing, the Company shall not be required to assume any economic burden in connection therewith.

(b)   If the Executive is deemed on the date of “separation from service” to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment or the provision of any benefit that is specified as subject to this Section, such payment or benefit shall, if required to avoid the imposition of additional tax or interest under Section 409A, be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 7.16 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. If a payment is to be made promptly after a date, it shall be made within sixty (60) days thereafter.

(c)   Any expense reimbursement under this Agreement shall be made promptly upon Executive’s presentation to the Company of evidence of the fees and expenses incurred by the Executive and in all events on or before the last day of the taxable year following the taxable year in which such expense was incurred by the Executive, and no such reimbursement or the amount of expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.

7.17   Survival. Articles VI and VII shall survive the termination or expiration of this Agreement for any reason.

(Remainder of this page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ORTHOFIX INTERNATIONAL N.V.	EXECUTIVE

/s/ Bradley R. Mason	/s/ Davide Bianchi
Bradley R. Mason	Davide Bianchi
Chief Executive Officer	an Individual

ORTHOFIX AG

/s/ Armin L. Landtwing
Name: Armin L. Landtwing
Title: Verwaltungsrat

EXHIBIT A

Definitions

For purposes of this Agreement, the following capitalized terms have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company. Any obligation of the Board other than termination for Cause under this Agreement may be delegated to an appropriate committee of the Board, including the Compensation Committee, and references to the Board herein shall be references to any such committee, as appropriate.

“Cause” shall have the meaning set forth in the Severance Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Group” shall mean the Company, together with its direct and indirect subsidiaries.

“Compensation Committee” shall mean the Compensation Committee of the Board.

“Competing Business” means any business or activity that (i) competes with any member of the Company Group for which the Executive performed services or the Executive was involved in for purposes of making strategic or other material business decisions and involves (ii) (A) the same or substantially similar types of products or services (individually or collectively) manufactured, marketed or sold by any member of the Company Group during Term or (B) products or services so similar in nature to that of any member of the Company Group during Term (or that any member of the Company Group will soon thereafter offer) that they would be reasonably likely to displace substantial business opportunities or customers of the Company Group.

“Confidential Information” shall include Trade Secrets and includes information acquired by the Executive in the course and scope of his activities under this Agreement, including information acquired from third parties, that (i) is not generally known or disseminated outside the Company Group (such as non-public information), (ii) is designated or marked by any member of the Company Group as “confidential” or reasonably should be considered confidential or proprietary, or (iii) any member of the Company Group indicates through its policies, procedures, or other instructions should not be disclosed to anyone outside the Company Group. Without limiting the foregoing definitions, some examples of Confidential Information under this Agreement include (a) matters of a technical nature, such as scientific, trade or engineering secrets, “know-how”, formulae, secret processes, inventions, and research and development plans or projects regarding existing and prospective customers and products or services, (b) information about costs, profits, markets, sales, customer lists, customer needs, customer preferences and customer purchasing histories, supplier lists, internal financial data, personnel evaluations, non-public information about medical devices or products of any member of the Company Group (including future plans about them), information and material provided by third parties in confidence and/or with nondisclosure restrictions, computer access passwords, and internal market studies or surveys and (c) and any other information or matters of a similar nature.

“Disability” shall have the meaning set forth in the Severance Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall have the meaning set forth in the Severance Agreement.

“Person” shall include individuals or entities such as corporations, partnerships,

companies, firms, business organizations or enterprises, and governmental or quasi-governmental bodies.

“Prohibited Area” means North America, South America and the European Union, which Prohibited Area the parties have agreed to as a result of the fact that those are the geographic areas in which the members of the Company Group conduct a preponderance of their business and in which the Executive provides substantive services to the benefit of the Company Group.

“Section 409A” shall mean Section 409A of the Code and regulations promulgated thereunder (and any similar or successor federal or state statute or regulations).

“Trade Secrets” are information of special value, not generally known to the public that any member of the Company Group has taken steps to maintain as secret from Persons other than those selected by any member of the Company Group.

EXHIBIT B

Non-Competition Agreement

[Note: Although the Non-Competition Agreement is Exhibit B to this document, the face of the agreement shows “Exhibit C” in the header because of the previous document to which it was attached.]

Exhibit C

Non-Competition Agreement

OPZIONE PER UN PATTO DI NON CONCORRENZA	OPTION OF NON-COMPETITION AGREEMENT

Tra	Between

Orthofix AG c/o ALLconsultServices Bundesstrasse 3 CH-6304 Zug	Orthofix AG c/o ALLconsultServices Bundesstrasse 3 CH-6304 Zug

E	And

II Mr. Davide Bianchi, residente in Ch. Du Mont Blanc 4, 1272 Genolier, Vaud- Svizzera (di seguito “Dirigente”)	II Mr. Davide Bianchi, residente in Ch. Du Mont Blanc 4, 1272 Genolier, Vaud- Svizzera (below “Manager”)

Di seguito denominate “le Parti” Premesso che	Hereinafter mentioned as “Parties” WHEREAS

i)   La Società e il Gruppo cui essa appartiene (con il termine “Gruppo” si intende in- cludere la Società, la sua controllante e tutte le società dalle stesse direttamente o indirettamente controllate o partecipate) ricoprono una posizione leader a livello mondiale nel settore delle Tecnolo- gie Medicali. In particolare il Gruppo si occupa di sviluppo, della produzione, e della vendita di prodotti nei seguenti segmenti del mercato: tutti i prodotti alia gamma di « Extremity Fixation »

i)   The Company and the Group to which it belongs, (Group intended to include the Company, its holding company, and all companies directly or indirectly controlled by the same or associated), cover a worldwide leading position in the field of Medical Technologies. In particular, the Group is engaged in the development, production and sales of products in the following market sector: all products in the Product Range “Extremity Fixation”

ii) il Dirigente è stato assunto dalla Società dal giorno 22 July 2013 con la posizione di Presidente Internazionale della fissazione esterna (di seguito il “Rapporto di Lavoro”;	ii) The Manager has been employed by the Company since 22 July 2013, for the position of President of International Extremity Fixation (hereinafter “The Employment Relationship”);

iii)   nel corso del Rapporto di Lavoro il Dirigente verrà a conoscenza di informazioni riservate riguardanti la Società e il Gruppo, nonchè i prodotti della Società e del Gruppo, che rivestono primaria importanza per lo svolgimento dell'attività di impresa della Società;

iv)   la Società e il Gruppo intendono tutelare i loro interessi in relazione alle attività e agli incarichi che il Dirigente potrebbe svolgere in concorrenza con la Società successivamente alla cessazione del Rapporto di Lavoro.

iii)   In the course of the Employment Relationship Manager will be aware of confidential information regarding the Company and the Group, as well as the products of the Company and the Group, which are of major importance for the conduct of the business of the Company;

iv)   The Company and the Group wish to protect their interests in relation to the activities and the tasks that the Manager could carry out in competition with the Company subsequent to the termination of the Employment Relationship .

Exhibit C

Non-Competition Agreement

Ciò premesso, le Parti convengono quanto segue:	Accordingly the Parties agree as follows:

1) OPZIONE- EFFICACIA E CONDIZIONE SOSPENSIVA:	1) OPTION- EFFECTIVENESS AND SUSPENSION CONDITION:
1.1. II Dirigente concede alla Società un'opzione per la conclusione di un patto di non concorrenza nei termini e alle condizioni specificati al successivo paragrafo 4 (qui di seguito I'Opzione).	1.1. The Manager, grants to the Company an option for the conclusion of a non-competition agreement, under the terms and conditions specified in the following paragraph 4 (hereinafter “the Option”);
1.2. La Società accetta I'Opzione e si impegna ad esercitarla nei termini e alle condizioni specificati al successivo paragrafo 2.	1.2. The Company accepts and agrees to exercise the option according to the terms and condition specified in paragraph 2.

2)   ESERCIZIO DELL'OPZIONE

2.1  La Società potrà esercitare I'Opzione in ogni

momento nel corso del Rapporto di Lavoro.

2.2.  La volontà della Società di esercitare I'Opzione e, di conseguenza, di concludere il patto di non concorrenza di cui al successivo paragrafo 4, dovrà essere comunicata ad Dirigente per iscritto.

2)   OPTION EXERCISE

2.1  The Company may exercise the option at any time during the Employment Relationship;

2.2.  The intention of the Company to exercise the Option and, therefore, to conclude the noncompetition agreement, referred to in paragraph 4, shall be notified to the manager in written form.

3) CORRISPETTIVO PER L'OPZIONE	3) PAYMENT AGREEMENT

   A titolo di corrispettivo per la concessione dell'Opzione la Società Le corrisponderà un importo lordo pari a Euro 5000,--, in tre tranche di uguale importo e unitamente alle competenze dei tre mesi successivi alla sottoscrizione della presente Opzione. Resta inteso e convenuto che il predetto importo si intende già comprensivo di ogni incidenza su tutti gli istituti contrattuali e di legge, e che non sarà considerato retribuzione utile ai fini del calcolo del Trattamento di Fine Rapporto e degli istituti ad esso collegati.

For the grant of the Option, the Company will correspond a gross amount of € 5,000.00, in three installments each of the same amount and together with the payment of three months' remuneration after the signature of the present otion. It is agreed that said amount already includes any effect on any contractual and legal obligations, and that compensation will not be considered useful for the calculating severance indemnities and institutions connected to it.

Exhibit C

Non-Competition Agreement

4) REGOLAMENTAZIONE DEL PATTO DI NON CONCORRENZA	4) REGULATION OF NON-COMPETITION AGREEMENT

4.1  Qualora la Società eserciti I'Opzione secondo i termini e alle condizioni di cui al precedente paragrafo 2, per un periodo di 12 mesi (dodici) decorrente dalla data di effettiva cessazione del Rapporto di Lavoro (a prescindere dalle ragioni di tale cessazione) il Dirigente si impegna a non prestare la sua opera, direttamente o indirettamente, in favore di soggetti terzi, nè a svolgere attività in qualità di titolare, socio, dipendente, lavoratore autonomo o agente, nel campo dei Orthofix prodotti alla gamma di « Extremity Fixation »su tutto il territorio dell'Unione Europea e degli Stati Uniti d'America.

4.1.  If the Company exercises the Option in accordance with the terms and conditions referred to paragraph in 2 above, for a period of 12 months (twelve months) from the effective date of termination of the Employment Relationship (independently from the reason of termination of the employment relation) the Manager agrees not to provide his work, directly or indirectly, in favor of third parties, or engage as owner, partner, employee, self-employed or agent, in the field of the Orthofix Portfolio “Extremity Fixation” on the whole territory of the European Union and the United States of America.

4.2.  II Dirigente si impegna inoltre a non distrarre e/o stornare clienti con i quali ella abbia trattato, direttamente o indirettamente, negli ultimi tre anni del Rapporto di Lavoro. II Dirigente si asterrà altresì dal distrarre e/o stornare dipendenti o altri collaboratori della Società, nonchè dall'indurli a cessare il loro rapporto di collaborazione con la Società stessa.

4.2  The Manager agrees not to distract or divert a customer to whom he has dealt with, directly or indirectly, in the last three years of the Employment Relationship.. The Manager will also refrain from distracting and/or divert employees or other employees of the Company and from inducing them to cease their relationship with the Company.

4.3.  Al fine di consentire alla Società un adeguato controllo sul rispetto del patto di non concorrenza da parte del Dirigente, quest'ultimo si impegna a fornire alla Società tutte le informazioni rilevanti riguardanti le attività lavorative e professionali che la stessa svolgerà durante il periodo di validità del patto di non concorrenza. Tali informazioni verranno comunicate per iscritto e anteriormente all'effettivo svolgimento delle predette attività. II Dirigente si impegna altresì ad informare anticipatamente il proprio nuovo datore di lavoro e/o committente dell'esistenza del presente patto di non concorrenza, del quale il Dirigente è autorizzato a fornire copia.

4.4.  Ogni singola violazione, da parte del Dirigente, degli obblighi di non concorrenza di cui al presente paragrafo 4, comporterà il pagamento, da parte del Dirigente stesso, di una penale pari ad Euro 150.000 senza alcun pregiudizio per il

4.3.  In order to allow the Company an adequate monitoring compliance with the non-competition agreement by the Manager, the latter undertakes to provide the Company with all relevant information concerning the business and professional activities that take place during the same period of validity of the noncompetition agreement.

These informations have to be communicated in written form and prior to the actual performance of said activities. The Manager has to inform in advance his new employer of the existence of this non-competition agreement. The Manager is authorized to provide a copy of this contract to his employer.

4.4.  For each violation incurred by the Manager, of this non-compete option, according to what referred to in this paragraph 4, the Manager will

Exhibit C

Non-Competition Agreement

diritto della Società al risarcimento dell'eventuale maggior danno. Al verificarsi della violazione, e fermo restando il pagamento della penale di cui sopra, la Società avrà la facoltà di risolvere il patto di non concorrenza per inadempimento o di continuare a chiederne il corretto adempimento da parte del Dirigente. In questo caso è fatto salvo il diritto del Dirigente al corrispettivo ancora eventualmente dovuto ai sensi del successivo paragrafo 5.1. In caso di risoluzione, il Dirigente, oltre a corrispondere la penale di cui sopra, sarà tenuta a restituire alla Società il corrispettivo eventualmente già percepito ai sensi di quanto previsto al successivo paragrafo 5.1.

4.5 Resta inteso che la Società potrà decidere di non esercitare I'Opzione. In questo caso, il patto di non concorrenza come regolato al presente paragrafo 4 non entrerà in vigore e non produrrà nessun effetto, e al dirigente non spetterà alcun corrispettivo ai sensi di quanto previsto al successivo paragrafo 5.1.

pay to the Company, a penalty of Euros 150,000.00 without prejudice to compensation for further damages to the Company. Upon occurrence of the violation, and without prejudice of payment of the abovementioned penalty, The Company will have the right to terminate the non-competition agreement for nonperformance or to continue to ask for the proper performance by the Manager.. In this case, the Manager is entitled to the payment, as defined in paragraph 5.1..

In case of termination of the contract, the Manager will have to pay the penalty, and will have to return back to the Company the amount he has already received under the provisions of paragraph 5.1.

4.5. It is understood that the Company may decide not to exercise the option. In this case, the non-competition agreement, as regulated in this Paragraph 4, will not produce any effect, and the Manager will not receive any payment, as defined in paragraph 5.1.

5)   CORRISPETTIVO PER IL PATTO DI NON CONCORRENZA

5.1  Tenuto conto del background professionale del Dirigente, le Parti convengono che un corrispettivo per il predetto patto di non concorrenza pari al 70% della retribuzione fissa annua lorda in vigore al momento della cessazione del Rapporto di lavoro, sia equo e ragionevole.

5)   PAYMENT FOR NON-COMPETITION AGREEMENT

5.1.  According to the professional background of the Manager, the Parties agree that a remuneration for the non-competition agreement of 70% of annual gross salary in force at the time of the termination of the employment relationship, is fair and reasonable.

5.2.  II corrispettivo di cui al presente paragrafo 5.1. verrà corrisposto in due rate di pari importo come segue:

- il 50% entro e non oltre sette mesi dalla data di entrata in vigore del patto;

- il residuo 50% entro e non oltre il mese successivo alla data di termine del patto.

5.2.  The remuneration, referred to in this paragraph 5.1., will be paid in two installments as follows:

- 50% no later than seven months from the date of entry into force of the agreement;

- The remaining 50% within and no later than the month following the date of termination of the agreement.

Exhibit C

Non-Competition Agreement

Nov. 26th, 2013	Nov 18th, 2012
Date	Date

ORTHOFIX AG

/s/ Armin L. Landtwing	/s/ Davide Bianchi
Armin L. Landtwing	Davide Bianchi
Verwaltungsrat

/s/ Brad Mason
Brad Mason
CEO Orthofix International